UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2022
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2022, the Board of Directors of Krispy Kreme, Inc. (the “Company”) promoted Mr. Josh Charlesworth to Global President and Chief Operating Officer, effective immediately. The Company has engaged a leading search firm to identify Krispy Kreme’s next Chief Financial Officer and Mr. Charlesworth will remain in the role until a successor is hired. Mr. Charlesworth will continue to report to Mike Tattersfield, President and Chief Executive Officer. The information required by Items 401(b), (d), (e) and 404(a) of Regulation S-K with respect to Mr. Charlesworth is included in our annual proxy statement filed with the U.S. Securities and Exchange Commission on April 18, 2022, and is hereby incorporated by reference herein.

On June 2, 2022, Andrew Skehan, President, U.S. and Canada, informed the Company that he accepted a role as Chief Executive Officer at another organization. Mr. Skehan’s resignation will be effective on August 1, 2022. His current responsibilities will be assumed by several members of the Company’s leadership team who have deep experience in and knowledge of the business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: June 8, 2022

By:    /s/ Cathy Tang

Name:	Cathy Tang
Title:	Chief Legal Officer